UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2010
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123 Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.07	Submission of Matters to a Vote of Security Holders
On November 4, 2010, Vicor Technologies, Inc. (the “Company,” “we” or “us”) held its Annual Meeting of Stockholder. The following three proposals were voted on at the Annual Meeting, and each was approved by our stockholders with the necessary number of votes required by our charter documents and applicable corporate laws:
1.	The election of Joseph A. Franchetti, Ronald A. Malone and Frank B. Wheeler as Class III directors to serve for a term of three years or until their successors are elected and qualified;
2.	The proposal to amend our certificate of incorporation to increase our authorized common stock to 150 million shares and our authorized preferred stock to 25 million shares
3.	The ratification of the selection of Daszkal Bolton LLP as the Company’s independent auditors for the 2010 fiscal year.
The table below states the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, for each of the proposals voted on at the Annual Meeting. Except where noted otherwise, the holders of shares of the Company’s common stock and Series B preferred stock voted together as a single class on the proposal and each share of common stock and Series B preferred stock was entitled to one vote per share.

			Against		Broker
Description of Matter		For	Withheld	Abstentions	Non-Votes
1.	Election of Directors:
	Joseph A. Franchetti	27,351,003	715,449	N/A	9,430,516
	Ronald A. Malone	27,318,588	747,834	N/A	9,430,516
	Frank B. Wheeler	26,402,586	1,663,866	N/A	9,430,516

2.	To amend the Company’s Certificate of Incorporation to increase its authorized capital stock to 200 million shares of common stock and 25 million shares of preferred stock
	Common Stock	23,229,234	1,263,546	482,751	9,430,516
	Series B Preferred Stock	2,997,171	12,500	81,250	—

3.	Ratification of Daszkal	37,041,004	3,650	452,314	—
	Bolton LLP as the Company’s independent auditors for the fiscal year ended December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: November 10, 2010	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer